UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

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inTEST Corporation
(Name of Registrant as Specified In Its Charter)

____________________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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inTEST CORPORATION
804 East Gate Drive, Suite 200
Mt. Laurel, New Jersey 08054

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 22, 2011

NOTICE IS HEREBY GIVEN that the 2011 Annual Meeting of Stockholders of inTEST Corporation will be held in our offices located at 804 East Gate Drive, Suite 200, Mt. Laurel, New Jersey, on Wednesday, June 22, 2011, at 11:00 A.M. Eastern Daylight Time, to consider and vote on the following matters described in the accompanying Proxy Statement:

1.

To elect as directors the six nominees named in the accompanying Proxy Statement, with each director to serve until the next annual meeting of stockholders and the election and qualification of such director's successor;

2.	Ratification of the selection of McGladrey & Pullen, LLP as our independent registered public accounting firm for the year ending December 31, 2011; and
3.	Such other business as may properly be brought before the meeting or any adjournment thereof.

The Board of Directors has fixed May 18, 2011, at the close of business, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting.

By Order of the Board of Directors,

/s/ Hugh T. Regan, Jr.
Hugh T. Regan, Jr.
Secretary

April 29, 2011

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the meeting, please complete, date, sign and mail your proxy card promptly in order that the necessary quorum may be represented at the meeting. If your shares are held in a brokerage account or by another nominee record holder, please be sure to mark your voting choices on the voting instruction card that accompanies this proxy statement. If you fail to specify your voting instructions for the election of directors, your shares will not be voted in the election due to rules applicable to broker voting, or we may incur additional costs to solicit votes. The enclosed envelope requires no postage if mailed in the United States.

inTEST CORPORATION
804 East Gate Drive, Suite 200
Mt. Laurel, New Jersey 08054

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 22, 2011

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON WEDNESDAY, JUNE 22, 2011: Copies of this Proxy Statement and our 2010 Annual Report to Stockholders are available at http://investor.shareholder.com/intest/annual.cfm?AnnualPage=meeting.

This proxy statement and the enclosed proxy card are intended to be sent or given to stockholders of inTEST Corporation on or about May 25, 2011, in connection with the solicitation of proxies on behalf of our Board of Directors for use at our 2011 Annual Meeting of Stockholders, to be held on Wednesday, June 22, 2011, at 11:00 A.M. Eastern Daylight Time, in our offices located at 804 East Gate Drive, Suite 200, Mt. Laurel, New Jersey.

The following questions and answers present important information pertaining to the meeting:
Q:	Who is entitled to vote?
A:	Stockholders of record as of the close of business on May 18, 2011 may vote at the meeting.

Q:	How many shares can vote?
A:

There were 10,364,606 shares issued and outstanding as of the close of business on April 27, 2011. Each stockholder entitled to vote at the meeting may cast one vote for each share owned by him or her which has voting power upon the matter in question and for the election of each director nominee, without cumulative voting.

Q:	What may I vote on?
A:	You may vote on the following items:
the election of the six directors who have been nominated to serve on our Board of Directors;
the ratification of the selection of McGladrey & Pullen, LLP as our independent registered public accounting firm for the year ending December 31, 2011; and
any other business that may properly come before the meeting.

Q:	Will any other business be presented for action by stockholders at the meeting?
A:

Management knows of no business that will be presented at the meeting other than that which is set forth in this proxy statement. If any other matter properly comes before the meeting, the persons named in the accompanying proxy card intend to vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their best judgment.

Q:	How does the Board of Directors recommend that I vote on each of the proposals?
A:	The Board recommends a vote "FOR" each of the director nominees, and "FOR" the ratification of our independent registered public accounting firm.

Q:	How do I vote my shares?
A:

The answer depends on whether you own your inTEST shares directly (that is, you hold stock certificates that show your name as the registered stockholder) or if your shares are held in a brokerage account or by another nominee holder.

If you own inTEST shares directly: your proxy is being solicited directly by us, and you can vote by paper, telephone or Internet, or you can vote in person if you attend the meeting.

If you vote by paper, please do the following: (1) sign and date the enclosed proxy card, (2) mark the boxes indicating how you wish to vote, and (3) return the proxy card in the prepaid envelope provided. If you sign your proxy card but do not indicate how you wish to vote, the proxies will vote your shares "FOR" each of the director nominees and "FOR" the ratification of our independent registered public accounting firm set forth in this proxy statement and, in their discretion, on any other matter that properly comes before the meeting.

If you vote by telephone or over the Internet, you will find instructions on the enclosed proxy card that you should follow. There may be costs associated with telephonic or electronic access, such as usage charges from Internet access providers and telephone companies that must be paid by the stockholder.

If you hold your inTEST shares through a broker, bank or other nominee: you will receive a voting instruction card directly from your broker, bank or other nominee describing how to vote your shares. If you receive a voting instruction card, you can vote by completing and returning the voting instruction card. If you fail to specify your voting instructions for the election of directors, your broker cannot direct the voting of your shares in the election of directors. Therefore, please be sure to mark your voting choices on your voting instruction card before you return it. You may also be able to vote by telephone or via the Internet. Please refer to the instructions provided with your voting instruction card for information about voting in these ways.

If you hold your inTEST shares through a nominee and want to vote at the meeting: you must obtain a "legal proxy" from the nominee recordholder authorizing you to vote at the meeting.

Q:	What if I want to change my vote or revoke my proxy?
A:

A registered stockholder may change his or her vote or revoke his or her proxy at any time before the meeting by (i) notifying our corporate Secretary, Hugh T. Regan, Jr., in writing, that you revoke your proxy, (ii) voting in person at the meeting, or (iii) submitting a new proxy card. You may contact our Transfer Agent, Computershare Investor Services, at (800) 962-4284 to get a new proxy card. We will count your vote in accordance with the last instructions we receive from you prior to the closing of the polls, whether your instructions are received by Internet, telephone, paper or in person. If you hold your shares through a broker, bank or other nominee and wish to change your vote, you must follow the procedures required by your nominee.

Q:	What is a quorum?
A:	The presence at the meeting (in person or by proxy) of a majority of the shares entitled to vote at the meeting constitutes a quorum. A quorum must be present in order to convene the meeting.

Q:	How will directors be elected?
A:	A plurality of the votes cast at the meeting is required for the election of directors. This means that the director nominee with the most votes for a particular director seat is elected to that seat.

Q:	How will the outcome of the proposal to ratify the selection of our independent registered public accounting firm be determined?
A:	To ratify the selection, a majority of the shares of stock that are present in person or by proxy and entitled to vote at the meeting must be voted in favor of the ratification.

Q:	What is the effect if I fail to give voting instructions to my broker or other nominee?
A:

If your shares are held by a broker or other nominee, you must provide your broker or nominee with instructions on how to vote your shares for the director nominees in order for your shares to be counted in the election of directors.  Under rules applicable to discretionary voting by brokers, brokers do not have the discretion to vote client shares in the election of directors if the stockholder has not specifically instructed the broker how to vote.  Consequently, brokers may only vote for director nominees if specifically instructed by their clients.  If a client stockholder fails to provide voting instructions to the broker, this is referred to as a "broker non-vote".  Broker non-votes will have no effect on the outcome of the election of directors.

Brokers and other nominee holders may use their discretion to vote on the proposal to ratify the selection of our independent registered public accounting firm if no instructions are provided.

Q:	What is the effect if I withhold or abstain my vote?
A:

Withheld votes will have no effect on the outcome of the election of directors. Abstentions will have the effect of a "no" vote with respect to the ratification of the selection of our independent registered public accounting firm.

Q:	Do the directors and officers of inTEST have an interest in the outcome of the matters to be voted on?
A:

Our directors and officers will not receive any special benefit as a result of the outcome of the matters to be voted on, except that our non-employee directors will receive compensation for such service as described later in this proxy statement under the heading "Director Compensation."

Q:	How many shares do the directors and officers of inTEST beneficially own, and how do they plan to vote their shares?
A:

Directors and executive officers, who, as of April 27, 2011, had beneficial ownership (or had the right to acquire beneficial ownership within sixty days following April 27, 2011) of approximately 21% of our outstanding common stock, are expected to vote, or direct the voting of their shares, in favor of the election of the six nominees for director set forth in this proxy statement and in favor of the ratification of the selection of McGladrey & Pullen, LLP as our independent registered public accounting firm for the year ending December 31, 2011.

Q:	Who will count the votes?
A:	Our Transfer Agent will count the votes cast by proxy. The Assistant Secretary of inTEST will count the votes cast in person at the meeting and will serve as the Inspector of Election.

Q:	Who can attend the meeting?
A:	All stockholders are invited to attend the meeting.

Q:	Are there any expenses associated with collecting the stockholder votes?
A:

We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and other materials to our stockholders. We do not anticipate hiring an agency to solicit votes from stockholders at this time; however, if we determine that such action would be appropriate or necessary, we would pay the cost of such service. Officers and other employees of inTEST may solicit proxies in person or by telephone but will receive no special compensation for doing so.

VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

The following table sets forth certain information known to us regarding the beneficial ownership of our common stock as of April 27, 2011 (except where otherwise noted) by:

  each of our Named Executive Officers (as that term is defined later in this proxy statement under the heading "Executive Compensation");
  each of our directors;
  all directors and executive officers as a group; and
  each stockholder known by inTEST to own beneficially more than 5% of our common stock.

Percentage ownership in the following table is based on 10,364,606 shares of common stock outstanding as of April 27, 2011. We have determined beneficial ownership in the table in accordance with the rules of the Securities and Exchange Commission ("SEC"). In computing the number of shares beneficially owned by any person or group of persons and the percentage ownership of that person or group, shares of common stock subject to options held by such person or group of persons that are currently exercisable, or will become exercisable by June 26, 2011 ("Option Shares"), are deemed to be beneficially owned by such person and outstanding for the calculation of such person's percentage ownership. However, we have not deemed these shares to be outstanding for computing the percentage ownership of any other person. To our knowledge, except as set forth in the footnotes following the table, each stockholder identified in the table possesses sole voting and investment power with respect to all shares of common stock shown as beneficially owned by such stockholder.
Name of Beneficial Owner	Shares Beneficially Owned as of April 27, 2011(1)	Percent of Class (Approx.)
Directors and Named Executive Officers:
Stuart F. Daniels, Ph.D. (2)	52,182	*
James J. Greed, Jr. (3)	36,000	*
Thomas J. Reilly, Jr. (4)	36,000	*
James W. Schwartz, Esq. (5)	41,000	*
Alyn R. Holt (6)(7)(8)	1,527,006	14.8%
Robert E. Matthiessen (9)	236,019	2.3%
Hugh T. Regan, Jr. (10)	56,100	*
Daniel J Graham (11)	210,759	2.0%
All directors and executive officers as a group (9 individuals) (12)	2,256,035	21.4%

Five-Percent Stockholder: (8)
BlackRock, Inc. (13)	525,236	5.1%
___________________________________ * Denotes less than one percent of class.

(1)

Includes unvested shares of restricted stock ("Restricted Shares"). Until such shares are vested, the beneficial owner does not have investment power over the restricted shares. Notwithstanding the future vesting of other rights of ownership, the beneficial owner presently has sole voting power over the unvested shares of the restricted stock. Each of these grants of restricted stock provided for vesting in increments of 25% on each of the first four anniversaries of the grant date, subject to certain conditions, including, but not limited to, the continued employment by, or service to, the Company of the respective beneficial owner through each such vesting date, with full vesting upon death, disability or change of control.

(2)	Includes 10,000 Option Shares and 7,500 Restricted Shares.

(3)	Includes 10,000 Option Shares and 7,500 Restricted Shares.

(4)	Includes 10,000 Option Shares and 7,500 Restricted Shares.

(5)	Includes 1,000 shares owned by Mr. Schwartz's spouse, 10,000 Option Shares and 7,500 Restricted Shares.

(6)	The address of the stockholder is: c/o inTEST, 804 East Gate Dr., Suite 200, Mt. Laurel, New Jersey 08054.

(7)

Includes 7,500 Restricted Shares and 399,000 shares held by various trusts established by Mr. Holt for which Mr. Holt has sole or shares investment and voting power. Excludes 150,427 shares owned by Mr. Holt's spouse, 178,598 shares owned by Mr. Holt's daughter and 20,000 shares owned by Mr. Holt's son-in-law. Mr. Holt disclaims beneficial ownership of the shares owned by his wife, daughter and son-in-law.

(8)

Mr. Holt, his wife, his daughter and son-in-law, and three trusts of which Mr. Holt and/or his daughter are trustees (the "Holt Family Owners") have filed a joint Schedule 13D in connection with their execution of pre-arranged 10b5-1 trading plans covering the sale of the shares owned of record by each of them. Such trading plans have substantially the same terms, and sales of shares under the trading plans will be allocated among the Holt Family Owners for purposes of complying with the aggregate volume limitation under Rule 144. As a result, the Holt Family Owners may be deemed to be a "group" within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Each of the Holt Family Owners disclaims beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of all of the shares that are owned by any other Holt Family Owner, except for any shares of which such Holt Family Owner has beneficial ownership by virtue of serving as trustee of a trust or otherwise sharing investment or voting power of such shares.

(9)	Includes 124,000 Option Shares and 7,500 Restricted Shares. Excludes 61,618 shares owned by Mr. Matthiessen's spouse. Mr. Matthiessen disclaims beneficial ownership of the shares owned by his spouse.

(10)	Includes 12,500 Option Shares and 7,500 Restricted Shares.

(11)

Excludes 129,000 shares owned by Mr. Graham's spouse and 11,000 shares owned by Mr. Graham's child. Mr. Graham disclaims beneficial ownership of the shares owned by his spouse and child. Includes 7,500 Restricted Shares.

(12)	Includes 194,500 Option Shares and 67,500 Restricted Shares.

(13)

According to a Schedule 13G filed with the SEC on February 4, 2011, as of December 31, 2010, BlackRock, Inc., a Delaware corporation, reported that it was the beneficial owners of 525,236 shares of inTEST common stock acquired by two of its subsidiaries: BlackRock Institutional Trust Company, N.A. and BlackRock Fund Advisors. The principal business office of BlackRock, Inc., 40 East 52nd Street, New York, NY 10022.

ELECTION OF DIRECTORS

Our bylaws provide that our Board of Directors shall consist of not less than five directors, as determined by the Board of Directors, and that each director shall hold office until the next Annual Meeting of Stockholders and until a successor shall be duly elected and qualified, or until his earlier resignation, retirement or removal. The number of directors that presently constitute the entire Board is six.

Listed below are the six nominees for director. The persons designated as proxies in the accompanying proxy card intend to vote "FOR" each such nominee, unless a contrary instruction is indicated on the proxy card. If for any reason any such nominee should become unavailable for election, the persons designated as proxies in the proxy card may vote the proxy for the election of another person nominated as a substitute by the Board of Directors, if any person is so nominated. We have no reason to believe that any of the nominees will be unable or unwilling to serve if elected, and all nominees have expressed their intention to serve the entire term for which election is sought.

The names of the persons nominated for election, each of whom presently serves as a director, are listed below, together with their ages and certain other information regarding the nominees.

Nominee	Age	Position

Alyn R. Holt	73	Executive Chairman
Robert E. Matthiessen	66	President, Chief Executive Officer and Director
Stuart F. Daniels, Ph.D.	70	Director
James J. Greed, Jr.	72	Director
James W. Schwartz, Esq.	76	Director
Thomas J. Reilly, Jr.	71	Director

Biographical and Other Information Regarding inTEST's Directors

Biographical information regarding the business experience of each of our directors and the primary aspects of each of our directors' experience, qualifications, attributes or skills that led to the conclusion that each of our directors should serve on our Board of Directors is set forth below.

Alyn R. Holt is a co-founder of inTEST Corporation and has served as our Chairman (renamed Executive Chairman in October 2007) since our inception in September 1981. Mr. Holt also served as our Chief Executive Officer from September 1981 to August 1998. Among other attributes, skills, experiences and qualifications, the Board believes that Mr. Holt's education as an engineer and his experience as the designer and developer of the basic products in our Mechanical Products segment, as well as his knowledge and industry experience as a founder and our former Chief Executive Officer for 17 years and an industry participant for approximately 50 years, are the attributes, skills, experiences and qualifications that allow Mr. Holt to provide visionary leadership as the Chairman of our Board of Directors.

Robert E. Matthiessen has served as our Chief Executive Officer since August 1998 and our President since February 1997. Mr. Matthiessen also served as our Chief Operating Officer from December 1997 to August 1998. Prior to that, Mr. Matthiessen served as our Executive Vice President after joining us in October 1984. Mr. Matthiessen has served as a director since February 1997. Among other attributes, skills, experiences and qualifications, the Board believes that Mr. Matthiessen's education and experience in the fields of mechanical and electrical engineering, his experience in the ATE industry throughout his over 40 year career and his extensive network of contacts and relationships in this industry, in addition to his over 25 years of experience at our Company, are the attributes, skills, experiences and qualifications that uniquely qualify him to execute our strategies and make valuable contributions as one of our directors.

Stuart F. Daniels, Ph.D. is a co-founder of inTEST Corporation and served as our Vice President and a director in 1982. Dr. Daniels was reappointed as a director in April 1997. In March 1996, Dr. Daniels founded The Daniels Group, which is engaged in technology assessment, intellectual property protection and commercialization consulting. From 1980 to December 1995, Dr. Daniels held several management positions with Siemens Corporation and its subsidiaries. Among other attributes, skills, experiences and qualifications, the Board believes that Dr. Daniels' Ph.D. in electrical engineering, his over 40 years of hands-on, management and intellectual property development, procurement and protection experience in the automation, electronics and electronics testing area, and his in-depth knowledge of our intellectual property portfolio, our business and our products, are the attributes, skills, experiences and qualifications that allow Dr. Daniels to make a valuable contribution as one of our directors and the Chairman of both our Intellectual Property Committee and our Compensation Committee.

James J. Greed, Jr. has served as a director since our acquisition of Temptronic in March 2000. From April 1991 to December 1999, Mr. Greed was President of VLSI Standards, Inc., a leading supplier of calibration standards to the semiconductor and related industries. Following his retirement from VLSI, Mr. Greed founded Foothill Technology, a consulting firm, and has served as its Principal since its inception. From July 1992 through December 1999, Mr. Greed also served on the board of directors of Semiconductor Equipment and Materials International ("SEMI"), an international trade association, serving as chairman for the 1996-1997 term and chairman of its International Standards Committee from 1993 to 1999. Among other attributes, skills, experience and qualifications, the Board believes that Mr. Greed's education as an engineer and his extensive technical and management experience in the ATE industry throughout his over 40 year career, as well as his current consulting activities, which allow him to remain current with trends and future developments in the ATE industry, are the attributes, skills, experiences and qualifications that allow Mr. Greed to make a valuable contribution as one of our directors and the Chairman of our Nominating and Corporate Governance Committees.

James W. Schwartz, Esq. has served as a director since April 2004. Mr. Schwartz was a Partner of Saul Ewing LLP, the Company's law firm, from September 1968 until December 2003, where he served as legal counsel to various corporations, partnerships, other entities and individuals. From January 2004 through December 2004, when he retired, Mr. Schwartz continued with Saul Ewing as Special Counsel. Since January 2005, Mr. Schwartz has held Counsel status as a retired partner of Saul Ewing. Among other attributes, skills, experiences and qualifications, the Board believes that Mr. Schwartz's over 40 years of experience as a corporate and securities attorney at a large Philadelphia firm providing counsel to corporations and other business entities regarding mergers and acquisitions, securities matters and general business matters, as well as his long history of involvement with and service to our Company, are the attributes, skills, experiences and qualifications that allow Mr. Schwartz to make a valuable contribution as one of our directors and the Lead Independent Director.

Thomas J. Reilly, Jr. has served as a director since May 2005. From 1976 to 1996, Mr. Reilly was as an audit partner at Arthur Andersen LLP where he was involved in the audits of public and private companies. Mr. Reilly also serves on the board of directors of Astea International Inc., a publicly traded company that develops, markets and supports service management software solutions. Among other attributes, skills, experiences and qualifications, the Board believes that Mr. Reilly's accounting education and his over 30 years of experience as a certified public accountant at a Big 4 accounting firm, including 20 years as an audit partner, give him insight into corporate finance trends and practices and an ability to understand generally accepted accounting principles and internal control procedures and to analyze and evaluate financial statements. These attributes, skills, experiences and qualifications, in addition to his outside board service at another public company, which provides him with additional experiences regarding corporate governance trends and best practices and the implementation of SEC rules, are the attributes, skills, experiences and qualifications that allow Mr. Reilly to make a valuable contribution as one of our directors and as the Chairman of our Audit Committee.

Director Independence

Our Board of Directors has determined that each of the current directors meets the independence requirements of the NASDAQ Listing Rules (the "NASDAQ Rules"), with the exception of Mr. Holt, who serves as our Executive Chairman, and Mr. Matthiessen, who serves as our Chief Executive Officer. In making the foregoing determination with respect to our non-employee directors, the Board did not identify any matters, transactions, relationships or arrangements that needed to be considered in determining independence of these directors, except that the Board considered the role of Mr. Schwartz as Of Counsel to Saul Ewing LLP, a law firm that provides us with legal services.

Board Leadership Structure

Our Bylaws and Guidelines on Significant Corporate Governance Issues state our general policy that the position of Chief Executive Officer may be held by either the Executive Chairman or the President of the Company. We believe this gives us the greatest flexibility to maintain strong leadership and management of the Company. Presently, the position of Chief Executive Officer is held by the President. We believe this is the most appropriate structure at this time as it allows our Chairman to maintain primary focus on long range administration and development of strategic initiatives, while the President has primary focus on daily operations, product development and synergies among our product segments.

Risk Oversight

Management is responsible for the day-to-day management of risks that the Company faces, while the Board of Directors, as a whole and through its Committees, has responsibility for the oversight of risk management. Management attends regular Board and Committee meetings and discusses with the Board or Committees the various risks confronting the Company, including the operational, legal, market and competitive risks facing the Company.

Transactions with Related Persons

We have not entered into any transactions with related persons since January 1, 2010, the Company is not otherwise a party to a current transaction, and no transaction is currently proposed, in which the amount of the transaction exceeds $120,000 and in which a related person had or will have a direct or indirect material interest.

Recommendation

The Board of Directors recommends a vote "FOR" the election of each of the nominees to the Board of Directors named above.

CORPORATE GOVERNANCE

Committees of the Board of Directors

Our Board of Directors has five standing Committees: an Executive Committee, an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and an Intellectual Property Committee. Copies of the charters of each of these committees are posted on our website: www.intest.com.

The Executive Committee is appointed by the Board of Directors to exercise all powers and authority of the Board of Directors in the management of our business and affairs during intervals between meetings of the Board of Directors, and to provide oversight of, and make recommendations to, the Board of Directors regarding corporate initiatives and strategies. During 2010, the members of the Committee were, and presently are, Alyn R. Holt, Chairman, Robert E. Matthiessen, Stuart F. Daniels, and James W. Schwartz. The Committee held no meetings in 2010.

The Audit Committee is appointed by the Board of Directors to assist the Board of Directors in fulfilling its oversight responsibilities with respect to our financial management and controls. The Committee's primary oversight responsibilities relate to the integrity of our accounting and financial reporting processes, audits of our financial statements, and systems of internal control over financial reporting and accounting matters, and the independence, qualifications, retention, and performance of our independent registered public accounting firm. During 2010, the members of the Committee were, and presently are, Thomas J. Reilly, Chairman, Stuart F. Daniels, James J. Greed and James W. Schwartz. The Board of Directors has determined that Mr. Reilly meets the criteria of an "audit committee financial expert" as that term is defined in Item 401 of Regulation S-K. The Board of Directors has also determined that each of the members of the Committee is independent within the meaning of the NASDAQ Rules. The Committee held seven meetings during 2010.

The Compensation Committee is appointed by the Board of Directors to review, evaluate, and make recommendations to the Board of Directors regarding the compensation and benefit programs of our executive officers and to administer our equity based compensation plans. During 2010, the members of the Committee were, and presently are, Stuart F. Daniels, Chairman, James J. Greed, James W. Schwartz and Thomas J. Reilly. The Board of Directors has determined that each of the members of the Committee is independent within the meaning of the NASDAQ Rules. The Committee held two meetings during 2010.

The Nominating and Corporate Governance Committee is appointed by the Board of Directors to select and recommend to the Board the director nominees to be presented for election at future annual meetings of stockholders and to review and assess our corporate governance procedures. During 2010, the members of the Committee were, and presently are, James J. Greed, Chairman, Stuart F. Daniels, James W. Schwartz and Thomas J. Reilly. The Board of Directors has determined that each of the members of the Committee is independent within the meaning of the NASDAQ Rules. See "Nominating Procedures" for information regarding the process for identifying and evaluating nominees, procedures for stockholder nominations and director qualifications. The Committee held two meetings during 2010.

The Intellectual Property Committee is appointed by the Board of Directors to review, evaluate and make recommendations to the Board regarding the development, protection, and acquisition of intellectual property that is or may be used in our business. During 2010, the members of the Committee were, and presently are, Stuart F. Daniels, Chairman, Alyn R. Holt and Robert E. Matthiessen. Daniel J. Graham, James Pelrin and certain other members of our management team serve as non-voting members of the Committee. The Committee held one meeting in 2010.

Meetings

During the year ended December 31, 2010, the Board of Directors held a total of seven meetings. Each of our directors attended at least 75% of the aggregate number of meetings of the Board and meetings of any committee of which he was a member, which were held during the time in which he was a director or a committee member, as applicable.

All members of the Board of Directors are encouraged, but not required, to attend our annual meetings of stockholders. Five of our directors attended the 2010 Annual Meeting held on August 10, 2010.

Stockholder Communications with the Board of Directors

Stockholders who wish to communicate directly with the Board of Directors, or with a particular director, may send a letter addressed to our Secretary at 804 East Gate Drive, Suite 200, Mt. Laurel, NJ 08054. The mailing envelope must contain a clear notation indicating that the enclosed letter is a "Stockholder Board Communication" or "Stockholder Director Communication." All such letters must identify the author as a stockholder and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. The Secretary will make copies of all such letters and circulate them to the directors addressed. If a stockholder wishes the communication to be confidential, such stockholder must clearly indicate on the envelope that the communication is "confidential." The Secretary will then forward such communication, unopened, to the directors, or director, specified on the envelope, or if none, to the Chairman of the Board of Directors.

Compensation Procedures

During 2010, the Compensation Committee was comprised, and presently is comprised, solely of independent directors. Under Delaware state law, the Committee has the authority to delegate any or all of its powers and authority to one or more subcommittees, each subcommittee to consist of one or more members of the Committee. No such delegation of authority to a subcommittee has occurred.

Generally, the process of considering and determining compensation for executive officers and directors is initiated by a review of the individual contributions and performance of each executive officer, as described in this paragraph. Our Executive Chairman is responsible for preparing the evaluation of the President and Chief Executive Officer and for submitting that evaluation to the Committee with his recommendation for the compensation of the President and Chief Executive Officer. The President and Chief Executive Officer is responsible for evaluating the Chief Financial Officer and each of the General Managers of our Product Segments and for presenting his evaluations of these officers to the Compensation Committee with his recommendations for compensation. The Executive Chairman's compensation is determined by the Committee based upon its assessment of the performance of the Executive Chairman and the Chief Executive Officer's overall recommendations regarding executive compensation.

Management periodically obtains survey data of comparably situated companies from Economic Research Institute ("ERI") to guide it in its recommendations of compensation increases. The specific parameters defined for ERI are job description, company revenue size, company SIC code and geographic location. Based upon these inputs, ERI supplies base salaries, incentive and total compensation information for comparable job descriptions. Where comparable job descriptions do not exist, further analysis is necessary to determine appropriate comparable compensation parameters. Thus, because it is our current practice to have both an Executive Chairman and a President and Chief Executive Officer, the starting point for our consideration of the compensation for these two positions is determined by combining the ERI data for the position of "Outside Chairman" and the position of "President and Chief Executive Officer" and adjusting for the additional activities and responsibilities of our Executive Chairman.

Changes to director compensation are periodically considered by the Committee and recommended to the Board of Directors for approval. Such changes may be proposed by any director. Any change in the compensation of any director or any group of directors is approved by a majority of non-interested directors, and, if such recommendation applies to the compensation of all directors, by a majority of the independent directors in addition to a majority of the directors then in office. Information regarding director compensation at comparable companies is also obtained periodically from ERI.

Nominating Procedures

Generally, in order to identify and evaluate director nominees, our Nominating and Corporate Governance Committee assesses the qualifications, expertise, performance and willingness to serve of each current director. If as a result of such assessment, or at any other time during the year, the Board of Directors determines a need to add a new director with specific qualifications or to fill a vacancy on the Board, a search will be initiated utilizing appropriate staff support, input from other directors, senior management, and outside contacts, consideration of nominees previously submitted by stockholders, and, if deemed necessary or appropriate, retention of a search firm. An initial slate of candidates satisfying the specific qualifications, if any, and otherwise qualifying for membership on the Board, will be identified and reviewed by the Committee and the Board. The candidates will be prioritized and a determination made as to whether a member of the Committee, another director or member of senior management has a relationship with the preferred candidate and can initiate contacts. If not, contact may be initiated by a search firm. The Chairman and one or more members of the Committee or the Board will interview the prospective candidate. Evaluations and recommendations of the interviewers will be shared with the Committee for final evaluation. The Committee will then meet to consider such recommendations and to determine which candidate (or candidates) to select. The Committee will evaluate all nominees for director, including nominees recommended by a stockholder, on the same basis.

Each of the nominees for director included in this proxy statement were selected for re-election by the Committee (which is comprised solely of independent directors). The full Board of Directors, including the Executive Chairman and the President and Chief Executive Officer, unanimously recommend the nominees for election by the stockholders of the Company.

We will consider director candidates recommended by our stockholders. Pursuant to policies adopted by the Board of Directors, recommendations with regard to nominees for election to the Board of Directors at future annual meetings of stockholders may be submitted in writing, received by the Secretary of inTEST at least 60 days prior to the date on which inTEST first mailed its proxy materials for the prior year's annual meeting of stockholders, or, if the date for the annual meeting has changed more than 30 days from the prior year or if inTEST did not have an annual meeting of stockholders in the prior year, then such recommendations must be received by the Secretary of inTEST a reasonable time before the distribution of the proxy materials for the annual meeting. Each notice of nomination must set forth (i) the name, age, business address and, if known, residence address of each nominee, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of common stock of inTEST which are beneficially owned by each such nominee, (iv) the qualifications of such nominee for service on the Board of Directors, (v) the name and residence address of the proposing stockholder(s), and (vi) the number of shares of common stock owned by the proposing stockholder(s).

Director candidates must meet certain minimum qualifications, including being at least 21 years old and possessing (1) the ability to read and understand corporate financial statements, (2) relevant business experience and professional skills, (3) high moral character and personal and professional integrity, and (4) the willingness to commit sufficient time to attend to his or her duties and responsibilities as a director of a public corporation. In addition, the Nominating and Corporate Governance Committee may consider a variety of other qualities and skills, including (i) expertise in finance, economics, technology or markets related to the business in which inTEST and its subsidiaries may engage, (ii) the ability to exercise independent decision-making, (iii) the absence of conflicts of interest, (iv) diversity of experience, and (v) the ability to work effectively with other directors in collectively serving the long-term interests of all stockholders. Nominees must also meet any applicable requirements of SEC regulations, state law, and inTEST's charter and bylaws. While we do not have a policy related to Board diversity, the Board seeks nominees whose qualifications provide a diversity of relevant experience and skill sets that synergistically combine to provide a strong management advisory and oversight capability.

EXECUTIVE OFFICERS OF inTEST

Our executive officers and their ages are as follows:
Name	Age	Position
Alyn R. Holt	73	Executive Chairman
Robert E. Matthiessen	66	President, Chief Executive Officer and Director
Hugh T. Regan, Jr.	51	Treasurer, Chief Financial Officer and Secretary
Daniel J. Graham	65	Senior Vice President, General Manager-Mechanical Products Segment and General Manager-Electrical Products Segment
James Pelrin	59	Vice President and General Manager-Thermal Products Segment

Biographical and Other Information Regarding the Executive Officers of inTEST

Executive officers are appointed by the Board of Directors. Each executive officer is appointed to serve until the first meeting of the Board of Directors after the Annual Meeting of Stockholders next succeeding his election and until his successor is elected and qualified.

Alyn R. Holt. See "Biographical and Other Information Regarding inTEST's Directors" above.

Robert E. Matthiessen. See "Biographical and Other Information Regarding inTEST's Directors" above.

Hugh T. Regan, Jr. has served as our Treasurer and Chief Financial Officer since joining us in April 1996 and has served as Secretary since December 1999. From 1985 to April 1996, Mr. Regan served in various financial capacities for Value Property Trust, a publicly traded real estate investment trust, including Vice President of Finance from 1989 to September 1995 and Chief Financial Officer from September 1995 until April 1996.

Daniel J. Graham has served as our Senior Vice President since August 2006 and as General Manager - Mechanical Products Segment since November 2004. In addition, he was made General Manager - Electrical Products Segment effective December 2009, after serving as Acting General Manager of that segment since May 2009. Prior to that, Mr. Graham served as our Chief Technology Officer from April 2004 to November 2004, our Executive Vice President from October 2001 to November 2004 and as our Senior Vice President from June 1998 until October 2001. Mr. Graham served as our Vice Chairman from October 1998 to July 2005. Mr. Graham is a co-founder of inTEST Corporation and served as a director from June 1988 through July 2005.

James Pelrin has served as our Vice President since August 2006 and as General Manager - Thermal Products Segment since November 2004. In addition, Mr. Pelrin has served as President of our subsidiary, Temptronic Corporation, since December 2008. Prior to that, Mr. Pelrin served as the General Manager of Temptronic Corporation since joining us in October 2001. From July 1999 to June 2001, Mr. Pelrin served as Vice President and General Manager of Accusonic Technologies, Inc., a privately held company that designs and manufactures hydro-acoustic measurement systems.

EXECUTIVE COMPENSATION

Overview of Executive Compensation Program

The Compensation Committee is committed to the general principle that executive compensation should be commensurate with our performance and the performance of the individual executive officer. The primary objectives of our executive compensation program are to:

  attract and retain executive officers who demonstrate the leadership and management skills necessary to drive our long-term success;
  reward the achievement of our business goals and individual contributions toward achievement of those goals; and
  provide compensation opportunities linked to our performance and the interests of our stockholders.

Generally, decisions regarding our executive compensation program reflect the individual contributions and performance of each executive officer as well as our overall business goals and strategies, the business cycle of our industry and prior cost-containment initiatives and adjustments. In addition, our executive compensation program has been developed with reference to the executive compensation practices of comparable companies in our industry to ensure that the total compensation opportunity provided to our executive officers is competitive with the market in which we compete for executive talent. Underlying our executive compensation program, particularly, in the case of executive officers who have price-setting authority, is the philosophy that the interests of our stockholders are best served by a program that includes a significant incentive or variable component based on our performance. In allocating total compensation between fixed pay, such as base salary and benefits, and variable pay for these executive officers, our general policy has been to structure compensation so that over time the portion achievable through variable pay represents approximately one third of the executive officer's total compensation opportunity, with fixed compensation and appreciation from stock awards and/or stock options, comprising the other two-thirds. Due to the cyclicality of our business, we periodically reduce fixed compensation, and little or no variable compensation will be earned, when our business segments incur losses or minimal earnings, as in the past several years. As the business cycle has gained strength, our compensation decisions have been based largely upon restoring fixed compensation to pre-2008 levels, while recognizing the loss of variable compensation opportunities during the past several years and seeking to restore such lost opportunities, so that our compensation structure reflects the ongoing contributions of our executive officers to the Company's long-term success throughout the cycles.

Accordingly, in March 2010, the base salaries of our executive officers were reinstated to the levels paid prior to the November 2008 cost containment actions, such reinstatements effective as of January 1, 2010, with the exception of the Executive Chairman who voluntarily maintained an approximate 35% reduction of his full pre-November 2008 salary. The base salary and variable performance compensation arrangements for 2011 of our Named Executive Officers (as defined below) are reflected in the table below and are unchanged from 2010:
Executive Officers	Title	Salary	Variable Component

Robert E. Matthiessen	President, CEO and Director	$317,242	1.5% of consolidated pre-tax profits plus 1.5% of each product segment's pre-tax profits.
Hugh T. Regan, Jr.	Treasurer, Secretary and CFO	$224,422	Discretionary (1)
Daniel J. Graham	Sr. Vice President; General Manager-Mechanical Products Segment and General Manager-Electrical Products Segment	$205,712	2.5% of pre-tax profits of the Mechanical Products segment and 2.5% of pre-tax profits of the Electrical Products segment.
(1)	Subject to the Company having consolidated pre-tax profits and subject to the recommendation of the Chief Executive Officer and the approval of the Compensation Committee of the Board of Directors.

The primary elements of our executive compensation include fixed base salary and benefits, variable performance compensation, stock-awards and change-in-control payments. The following sections set forth certain information with respect to the compensation we paid, or recognized as an expense in accordance with Accounting Standards Codification ("ASC") Topic 718 (Compensation - Stock Compensation) to our Chief Executive Officer and our two other most highly compensated executive officers who were serving as such at December 31, 2010. These officers are referred to as our "Named Executive Officers."
Summary Compensation Table For the Fiscal Year Ended December 31, 2010

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(A)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)		Total ($)
Robert E. Matthiessen President, Chief Executive Officer and Director	2010 2009	$312,819 228,170	$ 1,000 500	(1) (1)	$14,200 --	$236,829 -	(2)	$ 4,750 -	(3)	$569,598 228,670

Hugh T. Regan, Jr. Secretary, Treasurer and Chief Financial Officer	2010 2009	$221,293 161,411	$168,537 500	(4) (1)	$14,200 --	$ - -		$ 4,750 -	(3)	$408,780 161,911

Daniel J. Graham Sr. VP, GM-Mechanical Products Segment and GM-Electrical Products Segment	2010 2009	$202,844 147,954	$ 1,000 500	(1) (1)	$14,200 --	$136,414 -	(5)	$ 4,750 -	(3)	$359,208 148,454

_______________________
(A)

On March 11, 2010, each of our Named Executive Officers was issued a Restricted Stock Award of 10,000 shares to vest 25% upon each of the next four anniversaries of the date of grant subject to certain conditions. The amount above represents the Fair Market Value of the Restricted Stock Award based on the closing price on the date of grant of $1.42.

(1)	Represents an annual holiday bonus.

(2)	Consists of 1.5% of the 2010 consolidated pre-tax profits plus 1.5% of each product segment's 2010 pre-tax profits. Paid in March 2011.

(3)	Consists of matching contributions to 401(k) Plan Account.

(4)	Consists of an annual holiday bonus of $1,000 and a discretionary bonus of $167,537, that was paid in March 2011.

(5)	Consists of 2.5% of the 2010 pre-tax profits of the Mechanical Products segment, and 2.5% of the 2010 pre-tax profits of the Electrical Products segment. Paid in March 2011.

Employment Agreements. We have not entered into any employment agreements with our Named Executive Officers. However, as discussed in the "Potential Payments Upon Termination Following a Change of Control" section below, we have entered into agreements with Messrs. Matthiessen, Regan and Graham, which provide for the payment of certain benefits in the event of termination of employment following a change in control.

Variable Compensation. Variable compensation for 2010 was determined for each of our Named Executive Officers, other than our Chief Financial Officer, under a pre-established formula tied to our pre-tax profitability as follows:

  President and Chief Executive Officer - Our President and Chief Executive Officer earned a cash incentive payment equal to 1.5% of our overall, consolidated pre-tax profits plus 1.5% of the pre-tax profit of each of our three product segments.
  Sr. Vice President, General Manager of Mechanical Products Segment and General Manager of Electrical Products Segment - The Sr. Vice President and General Manager of both our Mechanical and Electrical Products segments earned a cash incentive payment equal to 2.5% of the pre-tax profit for each of the product segments.

The amounts of annual variable compensation earned by our Named Executive Officers, other than our Chief Financial Officer, for 2010 is set forth in the Summary Compensation Table under the column "Non-Equity Incentive Plan Compensation".

In lieu of formula-based variable compensation, our Chief Financial Officer is eligible for a discretionary bonus, subject to the recommendation of the Chief Executive Officer and approval of the Compensation Committee. The amount of discretionary bonus awarded to our Chief Financial Officer for 2010 is included in the Summary Compensation Table under the "Bonus" column.

Grants of Stock-Based Awards. During 2010, we granted restricted stock awards to our Named Executive Officers as follows: Matthiessen: 10,000 shares; Regan: 10,000 shares; and Graham: 10,000 shares. These restricted stock awards will vest in 25% increments on each of the first four anniversaries of the date of grant, subject to certain conditions, including, but not limited to the continued employment by, or service to, the Company of the respective beneficial owner through each such vesting date. Vesting of restricted stock awards is accelerated in the event of the executive officer's death or disability or in the event of a change of control.

Retirement Benefits. Our executive officers are provided retirement benefits under the same tax-qualified 401(k) plan provided to other employees working in the same product segment as the executive officer. Messrs. Matthiessen, Regan and Graham participate in the 401(k) plan provided to employees of our Mechanical Products Segment. This 401(k) plan allows participants to make contributions from their own salary on a pre-tax basis and provides a discretionary employer matching contribution not to exceed $4,750 a year. The amount of employer contributions made to our 401(k) plans for our Named Executive Officers for 2010 and 2009 are included in the column entitled "All Other Compensation" in the Summary Compensation Table. We do not provide any other retirement benefits to our Named Executive Officers.

Outstanding Equity Awards at Fiscal Year-End For the Fiscal Year Ended December 31, 2010

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)	Market Value of Shares or Units of Stock That Have Not Vested($)(3)

Robert E. Matthiessen	124,000	--	$3.04	2/23/2013	2,500(1)	$ 6,375
					10,000(2)	25,500
Hugh T. Regan, Jr.	12,500	--	$3.04	2/23/2013	2,500(1)	$ 6,375
					10,000(2)	25,500
Daniel J. Graham	--	--	--	--	2,250(1)	$ 5,738
					10,000(2)	25,500

(1)	Represents the unvested portion of restricted stock that was granted on March 6, 2007 under the Amended and Restated 1997 Stock Plan. These shares vested on March 6, 2011.
(2)

Represents the unvested portion of restricted stock that was granted on March 11, 2010 under the 2007 Stock Plan. These shares vested or will vest in equal portions on March 11, 2011, 2012, 2013 and 2014.

(3)	Based on the closing share price on December 31, 2010 of $2.55.

Potential Payments Upon Termination Following a Change of Control. We have Change-of-Control Agreements in place with Messrs. Matthiessen, Regan and Graham. These Change-of-Control Agreements provide for the payment of certain benefits upon the executive officer's termination of employment by us without Cause or by the executive officer for Good Reason within two years following a Change of Control. These benefits consist of the continuation of the executive officer's base salary and fringe benefits for the one year period following the termination of his employment and payment of the variable performance based compensation that he would have earned for such one year period.

Under the Change-of-Control Agreements, a Change of Control occurs in the event of:

  our dissolution or liquidation;
  the sale of substantially all of our assets, except to a stockholder who as of the date of the Change of Control Agreements owned 20% or more of our stock (a "Related Person");
  our merger or consolidation with another company unless our stockholders own stock in that company in the same proportion that they own stock in us prior to the transaction;
  any person or entity other than a Related Person obtains the voting control of 40% or more of our stock; or
  our directors and those persons our directors may nominate to become our directors, cease to comprise a majority of our Board members.

Under the Change-of-Control Agreements, a termination for "Cause" means the executive's termination by us because of an act of fraud upon the Company, his willful refusal to perform the duties assigned to him by the Board or his conviction for any crime involving dishonesty or breach of trust or for any crime that is a felony or of moral turpitude.

The term "Good Reason" under the Change-of-Control Agreements means a material adverse change in an executive's status, responsibilities or benefits; a failure to be nominated or elected to his current officer position; a requirement to report to anyone other than his direct report; an assignment of duties inconsistent with his current officer position; any reduction in base salary, variable component or formula for determining the variable component which would have the effect of reducing his variable component, or other reduction in compensation or benefits; or a requirement to relocate more than thirty miles from his current office.

The benefits payable under the Change-of-Control Agreements are subject to the release of any claims that Messrs. Matthiessen, Regan and Graham may have against us pursuant to the agreements as we may request. Fringe benefits will be reduced or eliminated to the extent that comparable benefits are received from another source. Furthermore, the benefits will be reduced to the extent that the payments would not be deductible by us (in whole or in part) under Section 280G of the Internal Revenue Code.

Also, in the event of a Change of Control, all equity awards issued to our Named Executive Officers become 100% vested. For purposes of equity awards under the inTEST Corporation 2007 Stock Plan, the definition of Change of Control is the same as defined above. For purposes of the Amended and Restated inTEST Corporation 1997 Stock Plan (equity awards issued prior to March 31, 2007), a Change of Control occurs in the event of:

  our dissolution or liquidation;
  the sale of substantially all of our assets;
  our merger or consolidation with another company unless our stockholders own stock in that company in the same proportion that they own stock in us prior to the transaction; or
  any person or entity other than a Related Person obtains the voting control of 50% or more of our stock.

DIRECTOR COMPENSATION

The following table sets forth the compensation earned by, or paid in cash to, the members of our Board of Directors, who are not Named Executive Officers, for the year ended December 31, 2010.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(A)	Option Awards ($)	All Other Compensation ($)	Total ($)
Stuart F. Daniels, Ph.D.	$125,000 (1)	$14,200 (2)	--(2)	--	$139,200
James J. Greed, Jr.	$ 35,000 (3)	$14,200 (4)	--(4)	--	$ 49,200
Thomas J. Reilly, Jr.	$ 40,000 (5)	$14,200 (6)	--(6)	--	$ 54,200
James W. Schwartz, Esq.	$ 40,000 (7)	$14,200 (8)	--(8)	--	$ 54,200

(A)

On March 11, 2010, each of our Directors was issued a Restricted Stock Award of 10,000 shares to vest 25% upon each of the next four anniversaries of the date of grant subject to certain conditions. The amount above represents the Fair Market Value of the Restricted Stock Award based on the closing price on the date of grant of $1.42.

(1)

Consists of $25,000 annual retainer, $15,000 for service on the Executive Committee, $10,000 for service as Chair of the Compensation Committee, and $75,000 for service as Chair of the Intellectual Property Committee

(2)	As of December 31, 2010, Dr. Daniels held 12,500 restricted shares and options to purchase 10,000 shares, which options were fully vested and exercisable.

(3)	Consists of $25,000 annual retainer and $10,000 for service as Chair of the Nominating and Corporate Governance Committee.

(4)	As of December 31, 2010, Mr. Greed held 12,500 restricted shares and options to purchase 10,000 shares, which options were fully vested and exercisable.

(5)	Consists of $25,000 annual retainer and $15,000 for service as Chair of the Audit Committee.

(6)	As of December 31, 2010, Mr. Reilly held 12,500 restricted shares and options to purchase 10,000 shares, which options were fully vested and exercisable.

(7)	Consists of $25,000 annual retainer and $15,000 for service on the Executive Committee.

(8)	As of December 31, 2010, Mr. Schwartz held 12,500 restricted shares and options to purchase 10,000 shares, which options were fully vested and exercisable.

Non-employee directors currently receive an annual retainer of $25,000, non-employee members of the Executive Committee receive an additional annual fee of $15,000 and the chairmen of the committees of the Board receive an additional annual fee as follows: the Chairman of the Audit Committee receives an additional annual fee of $15,000; the Chairman of the Compensation Committee receives an additional annual fee of $10,000; the Chairman of the Intellectual Property Committee receives an additional annual fee of $75,000; and the Chairman of the Nominating and Corporate Governance Committee receives an additional annual fee of $10,000. In addition, we reimburse non-employee directors' travel expenses and other costs associated with attending Board or committee meetings. We do not pay additional cash compensation to our officers for their service as directors.

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

McGladrey & Pullen, LLP was appointed as our independent registered public accounting firm ("IRPA Firm") on June 16, 2008. McGladrey & Pullen, LLP audited our consolidated financial statements for the years ended December 31, 2010 and 2009. The Audit Committee of our Board of Directors has selected McGladrey & Pullen, LLP as our IRPA Firm for the year ending December 31, 2011. The Audit Committee has the sole authority and responsibility to select, appoint, evaluate and, where appropriate, discharge and replace McGladrey Pullen LLP as our IRPA Firm, and the selection of the Company's IRPA Firm is not required to be submitted to a vote of the stockholders for ratification. Notwithstanding the outcome of the vote by the stockholders of the Company, the Audit Committee is not bound to retain such firm or to replace such firm, where, in either case, after considering the outcome of the vote, the Audit Committee determines its decision regarding the firm to be in the best interests of the Company.

The following table sets forth the fees billed by McGladrey & Pullen, LLP as described below:
	2010	2009
Fee Category:
Audit Fees	$265,000	$295,000
Audit-Related Fees	-	-
Tax Fees	45,450	45,947
All Other Fees	-	-

Total Fees	$310,450	$340,947

Audit Fees: Consists of fees billed for professional services rendered in connection with the audit of our consolidated financial statements and review of the interim condensed consolidated financial statements for 2010 and 2009, respectively, that are included in quarterly reports during those years and services that are normally provided by our IRPA Firm in connection with statutory and regulatory filings or engagements, and attest services, except those not required by statute or regulation.

Audit-Related Fees: Consists of fees billed in each of 2010 and 2009 for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under "Audit Fees." These services would include accounting consultations in connection with acquisitions and divestitures, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

Tax Fees: Consists of fees billed in each of 2010 and 2009 for tax related services including advice, preparation of returns and other tax services related to federal, state and international taxes.

All Other Fees: Consists of fees billed in each of 2010 and 2009 for all services other than those reported above.

In accordance with the Sarbanes-Oxley Act of 2002, the Audit Committee's policy is to pre-approve all audit and non-audit services provided by our IRPA Firm. On an ongoing basis, management defines and communicates specific projects and categories of service for which the advance approval of the Audit Committee is requested. The Audit Committee reviews these requests and advises management if the Audit Committee approves the engagement of our IRPA Firm for such services. The Audit Committee has also delegated authority to Mr. Reilly, the Chairman of the Audit Committee, and if Mr. Reilly is unavailable, to any other Audit Committee member, to pre-approve permitted services. Any such pre-approval must be reported to the Audit Committee at its next meeting. The Audit Committee did not approve any services pursuant to the de minimis exception of Rule 2-01(c)(7)(i)(C) of Regulation S-X during 2010.

Recommendation of the Board of Directors

The Board of Directors recommends a vote "FOR" the ratification of the selection of McGladrey & Pullen, LLP as our independent registered public accounting firm for the year ending December 31, 2011.

AUDIT COMMITTEE REPORT

The Committee operates pursuant to a written charter adopted by our Board of Directors, which is available on our website: www.intest.com.

The Committee has reviewed and discussed our audited consolidated financial statements for the year ended December 31, 2010 with management. The Committee has discussed the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, "Communication With Audit Committees" with McGladrey & Pullen LLP, our independent registered public accounting firm ("IRPA Firm") for the year ended December 31, 2010. The Committee has received the written disclosures and the letter from McGladrey & Pullen LLP required by Public Company Accounting Oversight Board Ethics and Independence Rule 3526, Communications with Audit Committees Concerning Independence (which relates to the IRPA Firm's independence from us and our subsidiaries) and has discussed with McGladrey & Pullen  LLP their independence from us and our related entities.

Based on the review and discussions referenced above, the Committee recommended to our Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2010.

Audit Committee:
Thomas J. Reilly, Jr., Chairman
James J. Greed, Jr.
James W. Schwartz, Esq.
Stuart F. Daniels, Ph.D.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, certain officers and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. These officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on review of the copies of such forms furnished to us, or written representations that no Forms 5 were required, we believe that, during 2010, all Section 16(a) filing requirements applicable to these officers, directors and greater than ten-percent beneficial owners were timely met.

STOCKHOLDER PROPOSALS

Stockholders intending to submit proposals to be included in our proxy statement for our Annual Meeting of Stockholders to be held in 2012 must send their proposals to Hugh T. Regan, Jr., Secretary at 804 East Gate Drive, Mt. Laurel, New Jersey 08054, not later than January 25, 2012. These proposals must relate to matters appropriate for stockholder action and be consistent with regulations of the Securities and Exchange Commission relating to stockholders' proposals in order to be considered for inclusion in our proxy statement relating to that meeting.

Stockholders intending to present proposals at our Annual Meeting of Stockholders to be held in 2012 and not intending to have such proposals included in our next proxy statement must send their proposals to Hugh T. Regan, Jr., Secretary (at the addresses given in the prior paragraph) not later than April 10, 2012. If notification of a stockholder proposal is not received by such date, management's proxies may vote, in their discretion, any and all of the proxies received in that solicitation.

ANNUAL REPORT

Our Annual Report to Stockholders (which includes our consolidated financial statements for the year ended December 31, 2010), accompanies this proxy statement. The Annual Report to Stockholders does not constitute a part of the proxy solicitation materials.

By Order of the Board of Directors,

/s/ Hugh T. Regan, Jr.
Hugh T. Regan, Jr.
Secretary

APPENDIX A
PROXY CARD

Proxy - inTEST Corporation

ANNUAL MEETING OF STOCKHOLDERS
JUNE 22, 2011

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF inTEST CORPORATION.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON WEDNESDAY, JUNE 22, 2011: Copies of the Proxy Statement and our 2010 Annual Report to Stockholders are available at http://investor.shareholder.com/intest/annual.cfm?AnnualPage=meeting.

The undersigned, revoking any contrary proxy previously given, hereby appoints Robert E. Matthiessen and Hugh T. Regan, Jr. (the "Proxies"), and each of them, jointly and severally, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to appear at the Annual Meeting of Stockholders of inTEST Corporation to be held June 22, 2011, and at any postponement or adjournment of the Annual Meeting of Stockholders, and to vote, as designated on the reverse side of this proxy card, all shares of Common Stock of inTEST Corporation held of record by the undersigned on May 18, 2011 with all the powers and authority the undersigned would possess if personally present. The undersigned confers discretionary authority by this proxy as to matters which may properly come before the Annual Meeting, or any postponement or adjournment thereof, including matters which are not timely made known to inTEST Corporation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE SIX NOMINEES DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT TO SERVE AS DIRECTORS AND "FOR" THE RATIFICATION OF THE SELECTION OF MCGLADREY & PULLEN, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE OF THIS PROXY CARD. IF NO DIRECTION IS SPECIFIED, THIS PROXY WILL BE VOTED "FOR" EACH OF THE SIX NOMINEES LISTED ON THE REVERSE SIDE OF THIS PROXY CARD AND "FOR" THE RATIFICATION OF THE SELECTION OF MCGLADREY & PULLEN, LLP.

The undersigned hereby acknowledges receipt of the proxy statement relating to the foregoing matters.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING
THE ENCLOSED ENVELOPE, UNLESS VOTING BY TELEPHONE OR INTERNET.

Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day 7 days a week!
Instead of mailing this proxy card, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by
1:00 a.m., Eastern Time, on June 22, 2011.

Vote by Internet
Log on to the Internet and go to www.investorvote.com/INTT Follow the setups outlined on the secured website.
Vote by telephone
  Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.
  Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in
this example. Please do not write outside the designated areas.     [X]

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A. Election of Directors - The Board of Directors recommends a vote FOR all the nominees listed.
1. Nominees.
		For	Withhold			For	Withhold			For	Withhold
01	Alyn R. Holt	[ ]	[ ]	02	Robert E. Matthiessen	[ ]	[ ]	03	Stuart F. Daniels, Ph.D.	[ ]	[ ]
04	James J. Greed, Jr.	[ ]	[ ]	05	James W. Schwartz, Esq.	[ ]	[ ]	06	Thomas J. Reilly, Jr.	[ ]	[ ]

B. Proposal - The Board of Directors recommends a vote FOR the ratification of the selection of McGladrey & Pullen, LLP as our independent registered public accounting firm.
		For	Against	Abstain
2.	Ratification of the selection of McGladrey & Pullen, LLP as our independent registered public accounting firm for the year ending December 31, 2011.	[ ]	[ ]	[ ]

C. Non-Voting Items
Change of Address - Please print new address below.	Comments - Please print your comments below.
________________________________________	________________________________________

D. Authorized Signatures - This section must be completed for your vote to be counted. - Date and Sign Below
Please sign exactly as the name(s) appear hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title.
Date (mm/dd/yyyy) - Please print date below.	Signature 1-Please keep signature within the box.	Signature 2-Please keep signature within the box.
/ /	_________________________________	__________________________________